                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [X] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [ ] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            COMERICA INCORPORATED
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                 Comerica Logo

                             COMERICA INCORPORATED

                                   NOTICE OF

                         ANNUAL MEETING OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT

                                      1998

                                 COMERICA LOGO

                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                              500 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226

                                                                  April 10, 1998

Dear Shareholder,

You are cordially invited to attend our Annual Meeting of Shareholders at 9:30 a.m., Eastern Daylight Savings Time, on Friday, May 15, 1998 at the Renaissance Conference Center, Level 2, Tower 300 of the Renaissance Center, Detroit, Michigan. Registration will begin at 8:30 a.m. A map showing the location of the meeting is on the back cover of the accompanying Proxy Statement.

The Annual Report, which we mailed to you, summarizes Comerica's major developments during 1997 and includes the 1997 financial statements.

Whether or not you plan to attend the meeting, please complete and mail the enclosed proxy card promptly so that your shares will be voted as you desire. IF YOU WISH TO VOTE IN THE MANNER THE BOARD OF DIRECTORS RECOMMENDS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES ON THE PROXY CARD. SIMPLY SIGN, DATE AND RETURN THE PROXY CARD. YOU MAY ALSO VOTE BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS FOR USING THE AUTOMATED TELEPHONE VOTING SYSTEM PROVIDED ON THE PROXY CARD.

                                          Sincerely,

                                          EUGENE A. MILLER

                                          Eugene A. Miller
                                          Chairman and Chief Executive Officer

                                 Comerica Logo

                             COMERICA INCORPORATED
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 1998

                Date:  May 15, 1998
                Time:  9:30 a.m., Detroit, Eastern Daylight
                Savings Time
                Place: Level 2, Tower 300 of the Renaissance
                       Center
                       Detroit, Michigan 48226

We invite you to attend the Comerica Incorporated ("Comerica") Annual Meeting of Shareholders to:

     1. Elect four Class II Directors for three year terms expiring in 2001 or upon the election and qualification of their successors.

     2. Approve an amendment to Comerica's Certificate of Incorporation to increase the number of shares of common stock which Comerica is authorized to issue from 250,000,000 to 325,000,000.

     3. Transact any other business that is properly submitted before the Annual Meeting or any adjournments of the meeting.

The record date for the meeting is March 23, 1998 (the "Record Date"). Only shareholders of record at the close of business on that date can vote at the Annual Meeting. Comerica mailed this Notice of Annual Meeting to those shareholders.

A list of shareholders who can vote at the Annual Meeting will be available for inspection by shareholders at the meeting and for ten days prior to the meeting during regular business hours at the offices of the Corporate Legal Department, on the 33rd Floor of Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226.

Whether or not you plan to attend the meeting, the Board of Directors urges you to vote promptly. You may vote by signing, dating and returning the enclosed proxy card promptly or by using the automated telephone voting system. You will find instructions for voting by telephone on the enclosed proxy card.

                                          By Order of the Board of Directors,

                                          GEORGE W. MADISON

                                          George W. Madison
                                          Executive Vice President,
                                          General Counsel and Corporate
                                          Secretary

April 10, 1998

                               TABLE OF CONTENTS

1998 Proxy Statement........................................      1
Two Proposals On Which You Are Voting.......................      3
Information about Nominees and Incumbent Directors..........      4
Nominees for Class II Directors -- Terms Expiring in 2001...      4
Incumbent Directors -- Terms Expiring in 2000 (Class I
  Directors)................................................      4
Incumbent Directors -- Terms Expiring in 1999 (Class III
  Directors)................................................      5
Committees and Meetings of Directors........................      6
Compensation Committee Interlocks and Insider
  Participation.............................................      7
Compensation of Directors...................................      7
Retirement Plan for Directors...............................      8
Security Ownership of Certain Beneficial Owners.............      8
Security Ownership of Management............................      9
Section 16(a) Beneficial Ownership Reporting Compliance.....     10
Transactions of Directors and Executive Officers with
  Comerica..................................................     10
Executive Officers..........................................     11
Compensation of Executive Officers..........................     14
Summary Compensation Table..................................     14
Option Grants in Last Fiscal Year...........................     15
Aggregated Option Exercises in Last Fiscal Year and Fiscal
  Year-End Option Values....................................     15
Long-Term Incentive Plan Awards in Last Fiscal Year.........     16
Defined Benefit Pension Plan Benefits.......................     16
Employment Contracts and Severance Agreements...............     18
Change of Control Agreements................................     20
Compensation Committee Report...............................     23
Stock Ownership Targets.....................................     25
Performance Graph...........................................     26
Independent Accountant......................................     27
Shareholder Proposals.......................................     27
Annual Report to Shareholders...............................     27
Other Matters...............................................     27

                                 COMERICA LOGO

                             Comerica Incorporated
                        Comerica Tower at Detroit Center
                              500 Woodward Avenue
                            Detroit, Michigan 48226

                              1998 PROXY STATEMENT

                             QUESTIONS AND ANSWERS

WHAT IS A PROXY?

A: A proxy is a document, also referred to as a proxy card (which is enclosed), by which you authorize someone else to vote for you in the way that you want to vote. Comerica's Board of Directors is soliciting this proxy. You may also abstain from voting if you so choose.

WHAT IS A PROXY STATEMENT?

A: A proxy statement is the document the United States Securities and Exchange Commission (the "SEC") requires to explain the matters on which you are asked to vote on the proxy card.

WHO CAN VOTE?

A: Only holders of shares of Comerica's common stock at the close of business on March 23, 1998 can vote at the Annual Meeting. Each shareholder of record has one vote for each share of common stock on each matter presented for a vote at the meeting.

WHAT WILL I VOTE ON AT THE MEETING?

A: At the Annual Meeting, shareholders will vote to:

   1. Elect four Class II Directors for three year terms expiring in 2001 or upon the election and qualification of their successors.

   2. Approve an amendment to Comerica's Certificate of Incorporation to increase the number of shares of common stock which Comerica is authorized to issue from 250,000,000 to 325,000,000.

   3. Transact any other business that is properly submitted before the Annual Meeting or any adjournments of the meeting.

HOW DOES THE RECENT STOCK SPLIT AFFECT THIS PROXY STATEMENT?

A: On January 15, 1998, Comerica's Board of Directors declared a three-for-two stock split, payable in the form of a 50% stock dividend on April 1, 1998 (the "Payment Date") to shareholders of record on March 15, 1998. The Record Date for the Annual Meeting is before the Payment Date; therefore each shareholder will vote a pre-split number of shares at the Annual Meeting. Accordingly, Comerica has not adjusted the numerical information relating to shares of Comerica's common stock in this Proxy Statement to reflect the stock split.

HOW CAN I VOTE?

A: You can vote in person, by telephone or by proxy. To vote by proxy, sign, date and return the enclosed proxy card. To vote by using the automated telephone voting system, you must hold your shares in your name, and not in the name of a broker, dealer, bank or other third party, and you should follow the instructions on the enclosed proxy card. If you returned your signed proxy card to Comerica before the Annual Meeting, the persons named as proxies on the card will vote your shares as you directed. You may revoke a proxy at any time before the proxy is exercised by (1) giving written notice of revocation to the Corporate Secretary of Comerica at the address listed in the third paragraph of the Notice of Annual Meeting of Shareholders; (2) submitting another proxy that is properly signed and later dated; (3) voting in person at the meeting (but only if the shares are registered in Comerica's records in the name of the shareholder and not in the name of a broker, dealer, bank or other third party); or (4) if you previously voted by telephone, voting by telephone at a subsequent time.

IS MY VOTE CONFIDENTIAL?

A: Yes, your vote is confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your proxy card. All comments you direct to management (whether written on the proxy card or elsewhere) will remain confidential unless you ask that your name be disclosed.

WHAT IS A QUORUM?

A: There were 104,838,086 shares of Comerica's common stock outstanding on the Record Date. A majority of the outstanding shares, or 52,419,044 shares, present or represented by proxy, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

HOW DOES VOTING WORK?

A: If a quorum exists, each director and the amendment to the Certificate of Incorporation must receive the favorable vote of a majority of the shares voted, excluding abstentions and broker non-votes. A broker non-vote is a proxy a broker submits that does not indicate a vote for some or all the proposals because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on those proposals.

Comerica will vote properly executed proxies it receives prior to the meeting in the way you have directed. If you do not specify instructions, the shares represented by proxies will be voted to elect the nominees for Class II Directors and to approve the amendment to Comerica's Certificate of Incorporation. No other proposals are currently scheduled to be presented at the meeting.

An independent third party acts as the inspector of the meeting and the tabulator of votes.

WHO PAYS FOR THE COSTS OF THE MEETING?

A: Comerica pays the cost of preparing and printing the Proxy Statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, facsimile or other means. Comerica will use the services of Georgeson & Company, Inc., a proxy solicitation firm, at a cost of $9,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but will receive no additional compensation for soliciting proxies, nor will their efforts result in more than a minimal cost to Comerica. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of Comerica's common stock.

WHAT PERCENTAGE OF STOCK DO OFFICERS AND DIRECTORS OWN?

A: Together, executive officers, directors and director nominees owned approximately 3.3% of Comerica's common stock as of the Record Date.

                   THE TWO PROPOSALS ON WHICH YOU ARE VOTING:

PROPOSAL 1:  ELECTION OF DIRECTORS

Comerica's Board of Directors is divided into three classes with each class of directors elected to a three-year term of office. At each annual meeting of shareholders, shareholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. This year you are voting on four candidates for the Class II Directors. Based on the recommendation of the Directors Committee, Comerica's Board of Directors has nominated James F. Cordes, Eugene A. Miller, Martin D. Walker and Kenneth L. Way. Messrs. Cordes and Miller currently serve as Class II directors, Mr. Walker is currently a Class III director and Mr. Way is a director of Comerica Bank, a subsidiary of Comerica. If the shareholders elect Mr. Walker as a Class II director, the Board of Directors, will fill the vacancy created in Class III by his election, in accordance with Comerica's bylaws and upon the conclusion of its current search for an additional director. Class III directors will stand for re-election next year. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica, if elected.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Directors Committee. If the Directors Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

For more information on Comerica's Board of Directors and these nominees, please refer to pages 4 and 5 of this Proxy Statement.

Comerica's Board of Directors recommends a vote FOR these directors.

PROPOSAL 2:  PROPOSAL TO AMEND COMERICA'S CERTIFICATE OF INCORPORATION

OVERVIEW: On January 20, 1998, the Board of Directors approved a proposal to amend Comerica's Certificate of Incorporation to increase the number of shares of common stock which Comerica is authorized to issue from 250,000,000 to 325,000,000. If adopted, Comerica will file the amendment on the next business day after the Annual Meeting.

Appendix A to this Proxy Statement contains the text of the proposed amendment to the Certificate of Incorporation. The amendment will not affect the number of authorized shares of preferred stock, which is 10,000,000 shares.

REASON FOR INCREASE IN NUMBER OF AUTHORIZED SHARES: Comerica requires the increase in authorized shares of common stock to enable Comerica to maintain a number of shares sufficient to meet all anticipated requirements, such as the issuance of shares in a stock split in the future and to provide flexibility for other corporate purposes.

The proposed amendment would increase the number of shares of common stock which Comerica is authorized to issue from 250,000,000 to 325,000,000. The additional 75,000,000 shares would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. Each shareholder of Comerica common stock has the right to acquire Series D Participating Preferred Stock ("Rights") in the event of the occurrence of certain triggering events described in the Rights Plan. The holders of common stock of Comerica are not entitled to preemptive rights or cumulative voting.

The Board of Directors recommends a vote FOR this proposal.

               INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following tables provide information about each nominee for election as a Class II Director and for each of the Class I and Class III Directors whose term of office will continue after the meeting.

           NOMINEES FOR CLASS II DIRECTORS -- TERMS EXPIRING IN 2001

                                                 PRINCIPAL OCCUPATION AND BUSINESS
                                                   EXPERIENCE DURING PAST 5 YEARS              DIRECTOR
           NOMINEES              AGE                 AND OTHER DIRECTORSHIPS(1)                SINCE(2)
--------------------------------------------------------------------------------------------------------
James F. Cordes................  57    Retired; Executive Vice President, The Coastal               1984
                                       Corporation (diversified energy company) (until March
                                       1997); President, American Natural Resources Company
                                       (diversified energy company) (until March 1997);
                                       Director, The Coastal Corporation.
Eugene A. Miller...............  60    Chairman and Chief Executive Officer (since June             1979
                                       1993), President and Chief Operating Officer (June
                                       1992-June 1993), Chairman, President and Chief
                                       Executive Officer (until June 1992), Comerica
                                       Incorporated; Chairman and Chief Executive Officer
                                       (since June 1992), Chairman, President and Chief
                                       Executive Officer (until June 1992), Comerica Bank;
                                       Director, DTE Energy Company and The Detroit Edison
                                       Company.
Martin D. Walker...............  65    Principal, MORWAL Investments (a private investment      1996 and
                                       group); Chairman (until June 1997); Chairman and Chief  1979-1992
                                       Executive Officer (until December 1996), M.A. Hanna
                                       Company (international specialty chemicals company);
                                       Director, Lexmark International, Inc., Reynolds &
                                       Reynolds, Textron Inc., The Goodyear Tire & Rubber
                                       Company, The Timken Company and Meritor Automotive
                                       Inc.
Kenneth L. Way.................  58    Chairman and Chief Executive Officer (since June              N/A
                                       1988), Lear Corporation (manufacturer of automotive
                                       components); Director, Comerica Bank, and Director,
                                       R.P. Scherer Corporation.

                 INCUMBENT DIRECTORS -- TERMS EXPIRING IN 2000
                              (CLASS I DIRECTORS)

                                                 PRINCIPAL OCCUPATION AND BUSINESS
                                                   EXPERIENCE DURING PAST 5 YEARS              DIRECTOR
             NAME                AGE                 AND OTHER DIRECTORSHIPS(1)                SINCE(2)
--------------------------------------------------------------------------------------------------------
E. Paul Casey..................  68    Managing General Partner, Metapoint Partners                 1973
                                       (investment partnership); Director, Wyman-Gordon
                                       Company.
Max M. Fisher..................  89    Investor; Director, Sotheby's Holdings, Inc.                 1973
John D. Lewis..................  49    Vice Chairman, (since Jan 1994 and Jan 1990-June         1994 and
                                       1992); Executive Vice President (June 1992-Jan 1994),   1989-1992
                                       Comerica Incorporated; Vice Chairman (since Mar 1995
                                       and Jan 1990-June 1992), Comerica Bank.
Howard F. Sims.................  64    Chairman and Director, Sims-Varner & Associates,             1981
                                       P.L.L.C. (architectural, engineering and planning
                                       firm); Director, MCN Energy Group.

                 INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1999
                             (CLASS III DIRECTORS)

                                                 PRINCIPAL OCCUPATION AND BUSINESS
                                                   EXPERIENCE DURING PAST 5 YEARS              DIRECTOR
             NAME                AGE                 AND OTHER DIRECTORSHIPS(1)                SINCE(2)
--------------------------------------------------------------------------------------------------------
J. Philip DiNapoli.............  58    Manager, Real Estate Division of DiNapoli family             1991
                                       holdings; Chairman and Director, Comerica Bank-
                                       California; Director, SJW Corp.
Wayne B. Lyon..................  65    Chairman, President and Chief Executive Officer,             1986
                                       Lifestyle Furnishings International Ltd. (manufacturer
                                       of residential furniture, decorative home furnishings
                                       and fabrics (since August 1996)); President and Chief
                                       Operating Officer, Masco Corporation (manufacturer of
                                       diversified household and consumer products (until
                                       August 1996)); Director, Masco Corporation and Emco
                                       Limited.
Michael T. Monahan.............  59    President (since June 1993), Comerica Incorporated;      1993 and
                                       President (since June 1993), President and Chief        1985-1992
                                       Operating Officer (June 1992-June 1993), Comerica
                                       Bank; President (until June 1992), Manufacturers
                                       National Corporation; President and Chief Operating
                                       Officer (until June 1992), Manufacturers Bank, N.A.;
                                       Director, Jacobson Stores, Inc. and Hertz Corporation.
Alfred A. Piergallini..........  51    Vice Chairman, President and Chief Executive Officer,        1991
                                       Gerber Products Company (producer and marketer of baby
                                       food, baby care and infant apparel); Director, Gerber
                                       Products Company and Toy Biz, Inc.
Martin D. Walker(3)............  65    Principal, MORWAL Investments (a private investment      1996 and
                                       group); Chairman (until June 1997), Chairman and Chief  1979-1992
                                       Executive Officer (until December 1996), M.A. Hanna
                                       Company (international specialty chemicals company);
                                       Director, Lexmark International, Inc., Reynolds &
                                       Reynolds, Textron Inc., The Goodyear Tire & Rubber
                                       Company, The Timken Company and Meritor Automotive,
                                       Inc.

------------------------------
(1) This column includes principal occupations and employment with subsidiaries and other affiliates of Comerica and of Manufacturers National Corporation, which merged with Comerica on June 18, 1992. Comerica Bank and Comerica Bank-California are wholly-owned subsidiaries of Comerica. Manufacturers Bank, N.A. was a wholly-owned subsidiary of Manufacturers National Corporation.

(2) This column represents the year each nominee or incumbent director became a director of Comerica or of Manufacturers National Corporation.

(3) The Board of Directors has nominated Mr. Walker as a Class II director nominee. If the shareholders elect Mr. Walker as a Class II director, the Board of Directors will fill the vacancy created in Class III by his election, in accordance with Comerica's bylaws and upon the conclusion of its current search for an additional director.

                      COMMITTEES AND MEETINGS OF DIRECTORS

Comerica's Board of Directors has several committees, as set forth in the following chart.

MEMBERSHIP ROSTER

                                                 AUDIT AND                                RISK ASSET
                                     EXECUTIVE*    LEGAL     COMPENSATION   DIRECTORS   QUALITY REVIEW
               NAME                  COMMITTEE   COMMITTEE    COMMITTEE     COMMITTEE     COMMITTEE
E. Paul Casey                                        X                          X**
James F. Cordes                                      X                                        X**
J. Philip DiNapoli                                   X                          X
Max M. Fisher                                                     X                           X
John D. Lewis                            X
Patricia Shontz Longe, Ph.D.***                      X**                        X
Wayne B. Lyon                                                     X**                         X
Gerald V. MacDonald***                                                                        X
Eugene A. Miller                       X**                                      X             X
Michael T. Monahan                       X                                      X             X
Alfred A. Piergallini                                X            X
Howard F. Sims                                                                  X             X
Martin D. Walker                                     X            X

  *The Executive Committee is comprised of these three executive officers and a minimum of any four non-employee directors who are available at the time it is necessary for the Executive Committee to act.

 **Chairperson

***Dr. Longe and Mr. MacDonald are incumbent Class II directors whose terms will expire at the Annual Meeting.

EXECUTIVE COMMITTEE. This committee can exercise the authority, powers and duties of the Board of Directors in managing the business and affairs of Comerica between meetings of the board, if necessary. In the event that the committee convenes, the committee's members are the three executive officers identified in the chart and a minimum of any four non-employee directors who are available at that time. The Executive Committee did not meet during 1997 because it was not necessary. The Board of Directors or other appropriate committees managed Comerica's business and affairs during 1997.

AUDIT AND LEGAL COMMITTEE. This committee includes members with banking or related financial management expertise and does not include directors who are considered large customers of Comerica or any affiliate. The committee is responsible for review and recommendation of Comerica's Audit Policy and Code of Ethics, Comerica's significant litigation, the scope and procedures of Comerica's internal and external audit process, the selection and performance review of Comerica's independent auditors, the review of programs and procedures designed to avoid conflicts of interest and to promote compliance with laws, regulations and corporate policy and the investigations of any suspected improprieties. The Audit and Legal Committee met four times during 1997.

COMPENSATION COMMITTEE. This committee establishes Comerica's executive compensation policies and programs, administers Comerica's 401k, stock, incentive and deferral plans and monitors compliance with laws and regulations applicable to the documentation and administration of Comerica's employee benefit plans. The Compensation Committee met three times during 1997.

DIRECTORS COMMITTEE. This committee monitors the effectiveness of the Board of Directors. Among its various duties, the committee reviews and recommends board members, develops and administers performance criteria for members of the board, and establishes the size of the board, its committee structure and assignments, and the conduct and frequency of board meetings. The committee also administers Comerica's Stock Option Plan for Non-Employee Directors (excluding the provisions for discretionary grants under the plan) and Comerica's Stock Option Plan for Non-Employee Directors of Comerica Bank and Affiliated Banks. The Directors Committee met once during 1997.

RISK ASSET QUALITY REVIEW COMMITTEE. This committee reviews Comerica's credit policies and promotes the use of sound operating procedures for credit administration throughout the various affiliates of Comerica. Among its various duties, the committee reviews Comerica's credit quality statistics and reserve levels, and annually approves financial policies. The Risk Asset Quality Review Committee met three times during 1997.

BOARD AND COMMITTEE MEETINGS. There were six regular meetings, and one special meeting, of the Board of Directors and eleven meetings of the various committees of the board during 1997. All director nominees and incumbent directors who are standing for re-election attended at least seventy-five percent of the aggregate number of meetings held by the Board of Directors and by all the committees of the board on which the respective directors served.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

No member of the Compensation Committee was a former officer or a current officer or employee of Comerica or any of its subsidiaries. There were no compensation committee interlocks between Comerica and any other entity during the fiscal year.

                           COMPENSATION OF DIRECTORS

FEES. Directors who are employees of Comerica do not receive additional compensation for their service on the Board of Directors and its committees. During 1997, non-employee directors received an annual retainer of $20,000 and $1,000 each time a director attended a meeting of the Board of Directors. Each non-employee director who served on a committee of the board also received $1,000 each time such director attended a committee meeting. The chairman of each committee received an additional annual retainer of $4,000. Comerica also reimburses directors for all expenses incurred for the purpose of attending board and committee meetings.

STOCK OPTION PLAN. Comerica has a stock option plan for non-employee directors. On the date of each annual meeting of shareholders, each non-employee director receives an option to purchase 1,000 shares of common stock of Comerica. The exercise price of each option is the fair market value of each share of common stock on the date the option is granted. Options are exercisable one year after the date of the grant and expire ten years after the grant date.

INSURANCE. Comerica provides a $150,000 business travel, accidental death and dismemberment insurance benefit for each non-employee director and maintains directors' and officers' liability insurance policies with a primary limit of $20 million and excess limits of $20 million each. The primary limit policy is insured through the Financial Institution Risk Retention Group. The Federal Insurance Company (a member of the Chubb Group) and Executive Risk are the primary insurers for the excess limit policies.

                         RETIREMENT PLAN FOR DIRECTORS

Comerica has a retirement plan for non-employee directors who have served at least five years on the Board of Directors. For the purpose of determining retirement income, each director receives credit for service on the Board of Directors of Comerica and Manufacturers National Corporation.

Benefits become payable when the director reaches age 65 or retires from the board, whichever occurs later. Payments may commence prior to the director's 65th birthday if he or she retires from the board due to illness or disability.

Under the plan, Comerica accrues, on behalf of each eligible director, one month of retirement income credit for each month of service up to a maximum of one hundred twenty months. Upon retirement, an eligible director receives a monthly retirement benefit equal to one-twelfth of the annual retainer fee in effect for directors on the date of such director's retirement. The eligible director receives retirement benefits for the total number of months the director has accrued retirement income credit, but payments terminate upon the director's death.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information on any shareholder who beneficially owns more than 5% of Comerica's common stock. The following table provides the required information, as of February 28, 1998, by the only shareholder known to Comerica to be the beneficial owner of more than 5% of Comerica's common stock. Comerica relied solely on information furnished to Comerica by the shareholder to provide this information.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                      PERCENT
  NAME AND ADDRESS          AMOUNT AND NATURE           OF
OF BENEFICIAL OWNER   OF BENEFICIAL OWNERSHIP(1)(2)    CLASS
-------------------   -----------------------------   -------
FMR Corp                        6,720,068               6.3%
80 Devonshire Street
Boston, MA 02109

------------------------------
(1) This number includes 5,818,921 shares owned by Fidelity Management & Research Company ("FMRC"), as investment adviser, 836,847 shares beneficially owned by Fidelity Management Trust Company ("FTMC"), as trustee or managing agent of various private investment accounts, or as investment adviser, and 64,300 shares beneficially owned by Fidelity International Limited ("FIL"), as investment adviser.

(2) FMR Corp and FMRC each has sole power to dispose of the shares owned by FMRC, but sole power to vote or direct the voting of such shares resides in the board of trustees of FMRC. FMR has sole dispositive power over all shares owned by FMTC, sole power to vote 524,375 of such shares and no power to vote the remaining 312,472 shares. FIL has sole voting and dispositive power over all shares owned by it.

                 SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table contains information about the number of shares of Comerica's common stock beneficially owned by incumbent directors, nominees and the executive officers named in the Summary Compensation Table presented on page 14 of this Proxy Statement (the "named executive officers"), and by all incumbent directors, nominees and executive officers as a group. The number of shares beneficially owned by each individual includes shares over which the person shares voting power or investment power and also any shares which the individual can acquire by May 23, 1998, (60 days after the Record Date) through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares listed in the table.

                                      AMOUNT AND NATURE      PERCENT
    NAME OF BENEFICIAL OWNER       OF BENEFICIAL OWNERSHIP   OF CLASS
    ------------------------       -----------------------   --------
Ralph W. Babb Jr                             28,996(1)         *
E. Paul Casey                                19,574(2)         *
James F. Cordes                              29,891(2)         *
J. Philip DiNapoli                          198,229(2)         *
Max M. Fisher                             1,733,840(2)(3)      1.6%
John D. Lewis                               161,298(4)         *
Patricia Shontz Longe, Ph.D                   7,860(2)(5)      *
Wayne B. Lyon                                19,960(2)         *
Gerald V. MacDonald                          31,023(2)(6)      *
Eugene A. Miller                            465,206(7)         *
Michael T. Monahan                          272,313(8)         *
Alfred A. Piergallini                        16,000(2)         *
Fenton R. Talbott                            20,250(9)         *
Howard F. Sims                                9,152(2)         *
Martin D. Walker                              6,448(2)         *
Kenneth L. Way                                3,000(10)        *
Directors, nominees and executive
officers as a group (30 people)           3,573,095(11)        3.3%

------------------------------
  *  Represents holdings of less than one percent.

 (1) Includes 10,000 shares of common stock of Comerica which Mr. Babb will forfeit if he does not remain an employee until June 1, 2000, and options to purchase 17,000 shares of common stock of Comerica, which Comerica granted to Mr. Babb under Comerica's Long-Term Incentive Plan.

 (2) Includes currently exercisable options to purchase 2,000 shares of common stock of Comerica and options to purchase 1,000 shares of common stock of Comerica which will become exercisable by May 23, 1998. Comerica granted these options under Comerica's Stock Option Plan for Non-Employee Directors.

 (3) Includes 441,288 shares owned by a corporation and 8,164 shares owned by Mr. Fisher as a trustee. Mr. Fisher shares voting and investment powers over these shares and disclaims beneficial ownership of them. The shares shown for Mr. Fisher do not include 98,162 shares owned by members of his family and shares held in trust for their benefit. Mr. Fisher does not beneficially own these shares under the rules of the SEC. Mr. Fisher's ownership combined with the ownership of these family members totals 1,832,002 shares.

 (4) Includes 10,000 shares of common stock of Comerica which Mr. Lewis will forfeit if he does not remain an employee until July 16, 1998, and options to purchase 121,100 shares of common stock of Comerica, which Comerica granted to Mr. Lewis under Comerica's Long-Term Incentive Plan.

 (5) Dr. Longe is not standing for re-election.

 (6) Mr. MacDonald is not standing for re-election.

 (7) Includes options to purchase 281,104 shares of common stock of Comerica, which Comerica granted to Mr. Miller under Comerica's Long-Term Incentive Plan. The shares shown for Mr. Miller also include 10,000 shares owned by Mr. Miller's spouse as trustee, 476 shares owned jointly by Mr. Miller and his son and 300 shares held by Mr. Miller as custodian for his daughter. Mr. Miller disclaims beneficial ownership of the shares owned by his spouse as trustee, the shares he owns jointly with his son and the shares held in custody for his daughter.

 (8) Includes 15,000 shares of common stock of Comerica which Mr. Monahan will forfeit if he does not remain an employee until July 16, 1998, and options to purchase 123,412 shares of common stock of Comerica, which Comerica granted to Mr. Monahan under Comerica's Long-Term Incentive Plan. The shares shown for Mr. Monahan also include 10,430 shares owned by his spouse as trustee as to which shares Mr. Monahan disclaims beneficial ownership.

 (9) Includes 10,000 shares of common stock of Comerica which Mr. Talbott will forfeit if he does not remain an employee until January 8, 2001, and options to purchase 9,000 shares of common stock of Comerica, which Comerica granted to Mr. Talbott under Comerica's Long-Term Incentive Plan.

(10) Includes options to purchase 1,000 shares of common stock of Comerica, which Comerica granted to Mr. Way under Comerica's Stock Option Plan for Non-Employee Directors.

(11) Includes 905,837 options to purchase shares of Comerica's common stock beneficially owned by incumbent directors, nominees and executive officers as a group. Comerica granted these options under Comerica's Long-Term Incentive Plan, option plans of Manufacturers National Corporation and Comerica's Stock Option Plan for Non-Employee Directors. Pursuant to the terms of the merger agreement with Manufacturers National Corporation, Comerica agreed to issue its stock in satisfaction of options issued under the option plans of Manufacturers National Corporation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that Comerica's directors, executive officers and persons who own more than ten percent of a registered class of Comerica's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC and the New York Stock Exchange not later than specified deadlines. During 1997, all of the required reports were filed by the specified deadlines. In making this disclosure, Comerica relied on the directors and executive officers' written representations and a review of copies of the reports filed with the SEC.

                         TRANSACTIONS OF DIRECTORS AND
                        EXECUTIVE OFFICERS WITH COMERICA

Several of the incumbent directors, director nominees and executive officers of Comerica, their related entities and members of their immediate families were customers of and had transactions (including loans and loan commitments) with banking affiliates of Comerica during 1997. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collection or present other unfavorable features. All loan transactions presently in effect with any incumbent director, nominee, executive officer or related entity are current as of the date of this Proxy Statement.

                               EXECUTIVE OFFICERS

The following table provides information about Comerica's executive officers. The executive officers are the Chairman, President, Vice Chairman, Chief Financial Officer, Controller of Comerica, officers of Comerica who are in charge of principal business units, divisions or functions, and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica.

                                    AGE
                                   AS OF                                                            EXECUTIVE
                                 APRIL 10,                         FIVE-YEAR                         OFFICER
             NAME                  1998                     BUSINESS EXPERIENCE(1)                    SINCE
-------------------------------------------------------------------------------------------------------------
Ralph W. Babb Jr. .............     49       Executive Vice President and Chief Financial Officer     1995
                                             (since June 1995), Comerica Incorporated and Comerica
                                             Bank); Vice Chairman, Mercantile Bancorporation and
                                             Mercantile Bank (until June 1995).
John R. Beran..................     45       Executive Vice President (since May 1995), Comerica      1995
                                             Incorporated and Comerica Bank; President and Chief
                                             Executive Officer (Jan 1994-April 1995), Money Access
                                             Service Corporation (electronic banking services);
                                             Senior Vice President (until Dec 1993), Society
                                             Corporation (bank holding company).
Joseph J. Buttigieg, III.......     52       Executive Vice President (since June 1995), Comerica     1992
                                             Incorporated; Executive Vice President (since June
                                             1992), Comerica Bank.
Richard A. Collister...........     53       Executive Vice President (since Nov 1992), Comerica      1992
                                             Incorporated; Executive Vice President (since May
                                             1993), Comerica Bank.
Marvin J. Elenbaas.............     46       Senior Vice President, Controller and Chief              1997
                                             Accounting Officer (since Mar 1998); First Vice
                                             President, Controller and Chief Accounting Officer
                                             (until Mar 1998); First Vice President (from June
                                             1992 until Oct 1997), Comerica Incorporated and
                                             Comerica Bank.
George C. Eshelman.............     45       Executive Vice President (since Jan 1994), Comerica      1994
                                             Incorporated; Executive Vice President (since Jan
                                             1994), Senior Vice President (until Jan 1994),
                                             Comerica Bank.
J. Michael Fulton..............     49       Executive Vice President (since May 1997), Comerica      1993
                                             Incorporated; President and Chief Executive Officer
                                             (since July 1993), Executive Vice President (until
                                             July 1993), Comerica Bank-California.
Dale E. Greene.................     51       Executive Vice President (since March 1996), Senior      1996
                                             Vice President (until March 1996), Comerica Bank.
Charles L. Gummer..............     51       Executive Vice President (since May 1997), Comerica      1992
                                             Incorporated; President and Chief Executive Officer,
                                             Comerica Bank-Texas.

                                    AGE
                                   AS OF                                                            EXECUTIVE
                                 APRIL 10,                         FIVE-YEAR                         OFFICER
             NAME                  1998                     BUSINESS EXPERIENCE(1)                    SINCE
-------------------------------------------------------------------------------------------------------------
John R. Haggerty...............     54       Executive Vice President (since July 1994), Comerica     1994
                                             Incorporated and Comerica Bank; President and Chief
                                             Executive Officer (from July 1994 until December
                                             1997), Comerica Mortgage Corporation; Executive Vice
                                             President and Director (until June 1994), Banc One
                                             Mortgage Corporation.
Thomas R. Johnson..............     54       Executive Vice President (since May 1993), Comerica      1992
                                             Incorporated; Executive Vice President (June 1992-May
                                             1993), Comerica Bank; Senior Vice President (until
                                             June 1992), Comerica Incorporated and Comerica Bank.
John D. Lewis..................     49       Vice Chairman (since Jan 1994 and Jan 1990-June          1988
                                             1992), Executive Vice President (June 1992-Jan 1994),
                                             Comerica Incorporated; Vice Chairman (since Mar 1995
                                             and Jan 1990-June 1992), Comerica Bank.
George W. Madison..............     44       Executive Vice President, General Counsel and            1997
                                             Corporate Secretary (since Jan 1997), Comerica
                                             Incorporated; Executive Vice President, General
                                             Counsel, Corporate Secretary and Cashier (since Jan
                                             1997), Comerica Bank; Partner (until Jan 1997),
                                             Mayer, Brown & Platt (law firm).
Ronald P. Marcinelli...........     48       Executive Vice President (since Nov 1995), Comerica      1995
                                             Incorporated and Comerica Bank; Senior Vice President
                                             (June 1992-Nov 1995), Comerica Bank.
Eugene A. Miller...............     60       Chairman and Chief Executive Officer (since June         1978
                                             1993), President and Chief Operating Officer (June
                                             1992-June 1993), Chairman, President and Chief
                                             Executive Officer (until June 1992), Comerica
                                             Incorporated; Chairman and Chief Executive Officer
                                             (since June 1992), Chairman, President and Chief
                                             Executive Officer (until June 1992), Comerica Bank.
Michael T. Monahan.............     59       President (since June 1993), Comerica Incorporated;      1992
                                             President (since June 1993), President and Chief
                                             Operating Officer (June 1992-June 1993), Comerica
                                             Bank; President (until June 1992), Manufacturers
                                             National Corporation; President and Chief Operating
                                             Officer (until June 1992), Manufacturers Bank, N.A.
David B. Stephens..............     52       Executive Vice President (since Jan 1994), Comerica      1994
                                             Incorporated and Comerica Bank; Senior Vice President
                                             (until Jan 1994), Comerica Bank.

                                    AGE
                                   AS OF                                                            EXECUTIVE
                                 APRIL 10,                         FIVE-YEAR                         OFFICER
             NAME                  1998                     BUSINESS EXPERIENCE(1)                    SINCE
-------------------------------------------------------------------------------------------------------------
Fenton R. Talbott..............     56       Executive Vice President (since Jan 1996), Comerica      1996
                                             Incorporated and Comerica Bank; Senior Vice President
                                             (Jan 1994-Jan 1996), American Express Co. (financial
                                             products and strategy); Chief Executive Officer
                                             (until Jan 1994), Acuma, Ltd. (a London, England
                                             subsidiary of American Express Co.).
James R. Tietjen...............     38       Senior Vice President and General Auditor (since Jan     1995
                                             1995), First Vice President and Interim General
                                             Auditor (June 1994-Dec 1994), First Vice President
                                             and Interstate Audit Manager (Jan 1994-May 1994),
                                             Vice President and Regional Audit Manager (June
                                             1992-Dec 1993), Assistant Vice President and Audit
                                             Manager (until May 1992), Comerica Incorporated.

------------------------------
(1) This column includes principal occupations and employment with subsidiaries and other affiliates of Comerica and of Manufacturers National Corporation. Comerica Bank, Comerica Bank-California and Comerica Bank-Texas are wholly-owned subsidiaries of Comerica. Comerica Mortgage Corporation was a wholly-owned subsidiary of Comerica Bank and merged into Comerica Bank in December 1997. Manufacturers Bank, N.A. was a wholly-owned subsidiary of Manufacturers National Corporation.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the compensation of the five executive officers of Comerica (the "named executive officers") who received the highest compensation during the fiscal year ended December 31, 1997 and includes their compensation for the fiscal years ended December 31, 1996 and December 31,1995.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                                 ---------------------------------
                                        ANNUAL COMPENSATION                              AWARDS            PAYOUTS
                                                                                 RESTRICTED   SECURITIES
                                                                     OTHER         STOCK      UNDERLYING    LTIP      ALL OTHER
                                                                     ANNUAL       AWARD(S)     OPTIONS     PAYOUTS   COMPENSATION
                                    FISCAL  SALARY      BONUS     COMPENSATION     (1)(2)        (3)         (4)        (5)(6)
   NAME AND PRINCIPAL POSITION       YEAR      $          $            $             $           (#)          $           $
----------------------------------  ------  -------   ---------      ------       -------      -------     -------      ------
Eugene A. Miller                     1997   700,000   1,120,000      14,286             0       75,000     280,000      33,405
Chairman of the Board and Chief      1996   675,000   1,080,000      14,800             0      100,000     128,346      29,625
Executive Officer, Comerica          1995   625,000     560,000      12,937             0       50,000           0      27,665
Incorporated and Comerica Bank
Michael T. Monahan                   1997   510,000     714,000       9,994             0       50,000     206,307      18,465
President, Comerica                  1996   510,000     714,000      13,092             0       35,000      87,759      14,658
Incorporated and Comerica Bank       1995   485,000     375,000      12,226             0       33,950           0      13,058
John D. Lewis                        1997   400,000     560,000       9,586             0       27,500     160,080      14,696
Vice Chairman, Comerica              1996   385,000     539,000       9,865             0       25,000      67,494      13,304
Incorporated and Comerica Bank       1995   370,000     300,000      10,285             0       25,900           0      12,118
Ralph W. Babb Jr.                    1997   325,000     390,000      20,954             0       14,000     110,763      15,904
Executive Vice President and         1996   315,000     378,000      43,960             0       12,000      32,537      10,804
Chief Financial Officer, Comerica    1995   173,085     300,000      10,244       315,000       15,000           0           0
Incorporated and Comerica Bank
Fenton R. Talbott                    1997   300,000     360,000      21,337             0       12,000      82,386       8,529
Executive Vice President,            1996   294,231     460,000      53,538       377,500       12,000      20,265       3,545
Comerica Incorporated and Comerica
Bank

LTIP = long-term incentive plan

(1) As of December 31, 1997, each of the named executive officers held the following number of shares of common stock ("restricted stock"), which the named executive officer will forfeit if he does not remain an employee for the term established by Comerica : Michael T. Monahan, 15,000 shares with a market value of $1,353,750; John D. Lewis, 10,000 shares with a market value of $902,500; Ralph W. Babb, Jr., 10,000 shares with a market value of $902,500; and Fenton R. Talbott, 10,000 shares with a market value of $902,500. Comerica calculated the market value using the closing price of Comerica's common stock of $90.25 per share on December 31,1997. The market value does not give effect to the diminution in value due to the restrictions on this stock.

(2) Comerica pays dividends on restricted stock at the same rate and on the same terms that it pays dividends on its common stock.

(3) Options granted under Comerica's option plans generally have a ten-year term and become exercisable annually in 25% increments, beginning on the first anniversary of the date of the option grant, except as determined otherwise by the Compensation Committee. The options granted to Mr. Babb in 1995 became exercisable annually in 25% increments beginning in June 1996, except that they will be exercisable immediately if Mr. Babb dies or becomes permanently disabled, or upon a change of control of Comerica, or if Comerica terminates Mr. Babb's employment without cause or if he resigns for good reason. Comerica has never granted stock appreciation rights under the Long-Term Incentive Plan.

(4) Amounts in this column represent incentive awards based on Comerica's average return on equity performance for a three-year period from 1995 through 1997. Comerica pays fifty percent of the award to each of the named executive officers in cash and fifty percent of the award in shares of common stock which may not be transferred by the executive officer until the executive's employment with Comerica terminates ("non-transferable stock"). On March 20, 1998, each of the named executive officers received shares of non-transferrable stock pursuant to their 1997 incentive awards: Eugene A. Miller, 1,306.8601 shares; Michael T. Monahan, 962.9086 shares; John D. Lewis, 747.1487 shares; Ralph W. Babb Jr., 516.9692 shares; and Fenton R. Talbott, 384.5226 shares. Comerica calculated the number of shares to be awarded using a market price of $107.1270 on that date.

(5) Amounts for 1997 for each of the named executive officers include an $800 matching contribution and a $2,938 performance match under Comerica's 401(k) plan. Amounts for 1997 also include life insurance premiums paid by Comerica for the benefit of the named executive officers: (Eugene A. Miller, $24,761; Michael T. Monahan, $13,570; John D. Lewis, $9,801; and Ralph W. Babb Jr., $7,259).

(6) Amounts for 1997 for each of the named executive officers include an Employee Stock Purchase Plan matching contribution for the following named executive officers in the amount set forth opposite such officer's name:
    (Eugene A. Miller, $3,750; Ralph W. Babb Jr., $3,750; and Fenton R. Talbott, $3,635). All participants in the Employee Stock Purchase Plan are eligible to receive matching contributions. Amounts for 1997 for each of the named executive officers include a contribution under Comerica's Gainsharing Plan for the following named executive officers in the amount set forth opposite such officer's name: (Eugene A. Miller, $1,157; Michael T. Monahan $1,157; John D. Lewis, $1,157; Ralph W. Babb Jr., $1,157; and Fenton R. Talbott, $1,157). All persons who were employed by Comerica as of the date set forth in the plan received Gainsharing Plan contributions.

The following table provides information on stock options granted in 1997 to the named executive officers.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                              INDIVIDUAL GRANTS                                       POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES
                                                                                     OF STOCK PRICE APPRECIATION
                                                                                          FOR OPTION TERM(3)

                         NUMBER OF     PERCENT OF
                         SECURITIES   TOTAL OPTIONS
                         UNDERLYING    GRANTED TO     EXERCISE OR
                          OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION
           NAME          GRANTED(2)    FISCAL YEAR      ($/SH)         DATE       0% ($)    5% ($)      10% ($)
    -------------------    ------         ----           -----      ----------      --     ---------   ---------
    Eugene A. Miller       75,000         5.8%           60.38      04/20/2007      0      2,847,949   7,217,263
    Michael T. Monahan     50,000         3.9%           60.38      04/20/2007      0      1,898,633   4,811,508
    John D. Lewis          27,500         2.1%           60.38      04/20/2007      0      1,044,248   2,646,330
    Ralph W. Babb Jr.      14,000         1.1%           60.38      04/20/2007      0        531,617   1,347,222
    Fenton R. Talbott      12,000         0.9%           60.38      04/20/2007      0        455,672   1,154,762

(1) Comerica has never granted stock appreciation rights under Comerica's Long-Term Incentive Plan.

(2) This column represents the number of options granted to each named executive officer in 1997. These options have a ten-year term and become exercisable annually in 25% increments, beginning on January 16, 1998. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.

(3) Amounts in these columns represent the potential value which a holder of the option may realize at the end of the option's term assuming the annual rates of growth in the above columns. The value of the options has not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of Comerica's stock price.

The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                                  YEAR-END                 FISCAL YEAR-END(2)

                         SHARES ACQUIRED      VALUE          (#)            (#)            ($)            ($)
         NAME            ON EXERCISE (#)   REALIZED($)   EXERCISABLE   UNEXCERCISABLE  EXERCISABLE   UNEXCERCISABLE
-----------------------      ------         ---------      -------        -------      ----------      ---------
 Eugene A. Miller            22,304         1,504,238(3)   245,731        184,725      16,314,755      8,323,981
 Michael T. Monahan               0                 0       86,937         99,963       5,221,134      4,346,691
 John D. Lewis                    0                 0       96,362         64,338       6,333,403      2,931,439
 Ralph W. Babb Jr.                0                 0       10,500         30,500         597,000      1,327,930
 Fenton R. Talbott                0                 0        3,000         21,000         157,500        830,940
----------------------------------------------------------------------------------------------------------------------

(1) Comerica has never granted stock appreciation rights under the Long-Term Incentive Plan.

(2) Value is calculated as of December 31, 1997 and is equal to the number of shares of common stock multiplied by the closing price of a share of Comerica's common stock. The closing price was $90.25 on December 31, 1997.

(3) Eugene A. Miller exercised one option grant with an expiring ten-year term. He retained 10,000 shares and surrendered 12,304 shares to Comerica to cover, among other things, option exercise transaction costs, including applicable taxes.

           LONG-TERM INCENTIVE PLAN AWARDS -- IN LAST FISCAL YEAR(1)

                                               ESTIMATED FUTURE PAYOUTS
                                                   UNDER NON-STOCK
                                                  PRICE-BASED PLANS
                     PERFORMANCE   THRESHOLD    TARGET      MAXIMUM(2)
       NAME            PERIOD         ($)         ($)          ($)
       ----          -----------   ---------    ------      ----------
Eugene A. Miller      1996-1998        0        150,000       300,000
Michael T. Monahan    1996-1998        0        110,000       192,500
John D. Lewis         1996-1998        0         82,000       143,500
Ralph W. Babb Jr.     1996-1998        0         34,000       102,000
Fenton R. Talbott     1996-1998        0         31,000        93,000

(1) Participants earn long-term awards under the Management Incentive Plan based upon Comerica's attainment of specified objectives established by the Compensation Committee in relation to Comerica's average return on equity during the three year performance period. Comerica pays fifty percent of the awards in cash and fifty percent in shares of Comerica's non-transferable stock.

(2) Each year Comerica determines the amount necessary to fund long-term awards under the Management Incentive Plan for the upcoming year. The maximum stated for each named executive officer represents the funded amount allocable to the aggregate annual incentive pool based on such executive officer's organizational level and base salary. Actual payments to the named executive officer are a function of the amount of the annual incentive received by such executive officer in each of the three performance years occurring during the performance period as a percentage of the aggregate annual incentive pool paid in those three years to all participants in the Management Incentive Plan. As a result, an individual's awards may exceed or be less than the maximum funding allocable to that executive officer (as stated in the table above). In no case will the long-term award, when combined with the annual incentive, exceed 200% of the executive officer's base salary.

                     DEFINED BENEFIT PENSION PLAN BENEFITS

Comerica maintains the Comerica Incorporated Retirement Plan (1994 Amendment and Restatement), a tax-qualified defined benefit pension plan (the "Pension Plan"). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan (the "Manufacturers Plan") and the Comerica Incorporated Retirement Plan (the "Comerica Plan"). Participants who retire under the Pension Plan receive a pension based on a formula which takes into consideration final average compensation (which includes salary and regular bonuses) and years of service, including years of service credited under the Manufacturers Plan and Comerica Plan to the former participants of these plans.

The Pension Plan is a tax-qualified plan. Under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the current maximum annual pension that any participant, including any named executive officer, may receive under a qualified defined benefit plan is $130,000. The maximum annual compensation of any participant which Comerica currently can consider in computing a pension under a qualified plan is $160,000. To the extent that Tables I, II and III reflect an annual pension greater than $130,000 or compensation above $160,000, Comerica will pay the participant, including any named executive officer, the additional amount under a non-qualified plan maintained by Comerica.

Table I below provides estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited under the Pension Plan in 1994 and later years. Comerica calculated the amounts shown in Table I without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

 TABLE I: ANNUAL PENSION UNDER PENSION PLAN BASED ON YEARS OF CREDITED SERVICE

    FINAL
   AVERAGE
COMPENSATION*   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS    35 YEARS
-------------   --------   --------   --------   --------   --------    --------
 $  100,000     $ 13,949   $ 20,923   $ 27,897   $ 34,872   $ 41,846   $   46,346
    200,000       29,949     44,923     59,897     74,872     89,846       98,846
    300,000       45,949     68,923     91,897    114,872    137,846      151,346
    400,000       61,949     92,923    123,897    154,872    185,846      203,846
    500,000       77,949    116,923    155,897    194,872    233,846      256,346
    600,000       93,949    140,923    187,897    234,872    281,846      308,846
    700,000      109,949    164,923    219,897    274,872    329,846      361,346
    800,000      125,949    188,923    251,897    314,872    377,846      413,846
    900,000      141,949    212,923    283,897    354,872    425,846      466,346
  1,000,000      157,949    236,923    315,897    394,872    473,846      518,846
  1,500,000      237,949    356,923    475,897    594,872    713,846      781,346
  2,000,000      317,949    476,923    635,897    794,872    953,846    1,043,846

Tables II and III below provide estimates of the amounts payable as an annual pension using various levels of final average compensation and years of service credited in years prior to 1994. Comerica calculated the amounts shown in Tables II and III without applying the limitations under the Internal Revenue Code which are discussed above and which apply to the Pension Plan.

                  TABLE II: ANNUAL PENSION UNDER COMERICA PLAN
                       BASED ON YEARS OF CREDITED SERVICE

    FINAL
   AVERAGE
COMPENSATION*   10 YEARS   15 YEARS   20 YEARS   25 YEARS    30 YEARS     35 YEARS
-------------   --------   --------   --------   --------    --------     --------
 $  100,000     $ 16,353   $ 24,529   $ 32,705   $ 40,881   $   49,058   $   57,234
    200,000       33,853     50,779     67,705     84,631      101,558      118,484
    300,000       51,353     77,029    102,705    128,381      154,058      179,734
    400,000       68,853    103,279    137,705    172,131      206,558      240,984
    500,000       86,353    129,529    172,705    215,881      259,058      302,234
    600,000      103,853    155,779    207,705    259,631      311,558      363,484
    700,000      121,353    182,029    242,705    303,381      364,058      424,734
    800,000      138,853    208,279    277,705    347,131      416,558      485,984
    900,000      156,353    234,529    312,705    390,881      469,258      547,234
  1,000,000      173,853    260,779    347,705    434,631      521,558      608,484
  1,500,000      261,353    392,029    522,705    653,381      784,058      914,734
  2,000,000      348,853    523,279    697,705    872,131    1,046,558    1,220,984

------------------------------
* Based on the average of the highest 5 consecutive years of earnings in the last 10 years of employment.

               TABLE III: ANNUAL PENSION UNDER MANUFACTURERS PLAN
                       BASED ON YEARS OF CREDITED SERVICE

   FINAL
  AVERAGE
COMPENSATION   10 YEARS   15 YEARS   20 YEARS   25 YEARS    30 YEARS     35 YEARS
------------   --------   --------   --------   --------    --------     --------
 $  100,000    $ 14,502   $ 21,753   $ 29,004   $ 36,256   $   43,507   $   48,507
    200,000      31,202     46,803     62,404     78,006       93,607      103,607
    300,000      47,902     71,853     95,804    119,756      143,707      158,707
    400,000      64,602     96,903    129,204    161,506      193,807      213,807
    500,000      81,302    121,953    162,604    203,256      243,907      268,907
    600,000      98,002    147,003    196,004    245,006      294,007      324,007
    700,000     114,702    172,053    229,404    286,756      344,107      379,107
    800,000     131,402    197,103    262,804    328,506      394,207      434,207
    900,000     148,102    222,153    296,204    370,256      444,307      489,307
  1,000,000     164,802    247,203    329,604    412,006      494,407      544,407
  1,500,000     248,302    372,453    496,604    620,756      744,907      819,907
  2,000,000     331,802    497,703    663,604    829,506      995,407    1,095,407

Comerica computed annual pensions under the Pension Plan using base salary and bonuses for the year earned as reflected on page 14 in the Summary Compensation Table.

The estimated years of service credited under the Pension Plan for each of the named executive officers as of April 10, 1998 are as follows: Eugene A. Miller, 35 years; Michael T. Monahan, 35 years; John D. Lewis, 27.5 years; Ralph W. Babb Jr., 1.5 years and Fenton R. Talbott, 1 year. The years of service credited to Messrs. Miller and Lewis include the following years of service credited under the Comerica Plan for which a past service pension is payable under the Pension
Plan: Mr. Miller, 35 years; and Mr. Lewis, 23.5 years. The years of service credited to Mr. Monahan include 32.5 years of service credited under the Manufacturers Plan for which a past service pension is payable under the Pension Plan.

Under the Pension Plan, a participant who is unmarried at the time he or she retires generally receives a pension in the form of a straight life annuity, the annual amounts of which are listed in the tables above. A participant who is married at the time he or she retires generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The pension amounts appearing in the Pension Plan Tables I, II and III above assume that retirement will occur at age 65.

                 EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

EUGENE A. MILLER is a party to an employment agreement with Comerica.(1) The agreement provides that Mr. Miller will serve as Chairman of the Board and Chief Executive Officer of Comerica through June 30, 1999. On July 1, 1999, the term of the agreement will be extended automatically every two years until Mr. Miller's 65th birthday unless a majority of the directors of Comerica vote against an extension. For the duration of the agreement, Comerica has agreed to nominate Mr. Miller to serve on its Board of Directors.

During the term of his employment agreement, Comerica pays Mr. Miller a base salary and annual bonus payments in amounts determined by the Compensation Committee as

---------------

1The change of control agreement, described below, supersedes this agreement if there is a change of control as defined in the change of control agreement.

commensurate with his position and performance. He also is eligible for option grants and restricted stock awards under Comerica's Long-Term Incentive Plan. These grants and awards also will be commensurate with his position and performance. In addition, Mr. Miller also is eligible to participate in all of Comerica's executive compensation plans for senior executives which are in effect during the term of the employment agreement and in any employee benefit plans which Comerica maintains.

If Comerica terminates Mr. Miller's employment without cause, or if Mr. Miller resigns for good reason, or Comerica causes Mr. Miller's employment agreement to expire prior to his 65th birthday, Mr. Miller will receive the following principal benefits:

     - three times his annual base salary plus amount equal to his average annual bonus during the three year period prior to the termination of his employment, which will be paid in quarterly installments over a three year period;

     - accelerated vesting of any unexercised stock options;

     - the early lapse of restrictions on previously awarded shares of restricted stock;

     - continuation of health and accident insurance coverages for Mr. Miller and his wife for their lifetimes unless Mr. Miller receives comparable coverages from another source;

     - continuation of his life insurance coverage for three years; and

     - commencing at the end of the three-year payment period referred to above, a payment in the form elected by Mr. Miller under Comerica's defined benefit pension plan and excess benefit plan, in an amount equal to the excess of (a) the retirement benefits Mr. Miller would receive under the plans if he continued to receive service credit until his 65th birthday, over (b) the retirement benefits he actually accrued under the plans.

If Mr. Miller's employment is terminated less than three years before his 65th birthday, Comerica will pro-rate the amount payable in connection with his salary for the time period remaining until he reaches age 65. If Mr. Miller's employment terminates for any of the reasons referred to above, the employment agreement also provides that Comerica will use its best efforts, subject to the fiduciary duties of the Board of Directors, to nominate Mr. Miller as a director for the remainder of his life or until he reaches the mandatory retirement age for members of the board.

If Mr. Miller retires, resigns without a good reason or if his employment terminates because of disability or death or if Comerica terminates Mr. Miller's employment for cause, Mr. Miller will receive his annual base salary to the date of termination, fringe benefits and life, health, disability and accident insurance to the date of termination.

If any payment to Mr. Miller under the employment agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Miller will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed.

MICHAEL T. MONAHAN participated in the Manufacturers National Corporation Key Employee Retention Plan which Comerica assumed when it merged with Manufacturers National Corporation. Mr. Monahan would have been eligible to receive severance benefits under the plan if he retired prior to July 1, 1995. To encourage him to remain with Comerica, Comerica entered into an agreement with Mr. Monahan which provides certain benefits in lieu of the benefits he may have been eligible to receive under the retention plan if he had retired on July 1, 1995. The agreement provides that Mr. Monahan, or his beneficiary, is entitled to receive the following benefits if he retires, dies or becomes disabled, or Comerica involuntarily terminates his employment with Comerica before February 1, 1999, or if his employment with Comerica terminates for any reason on February 1, 1999:

     - a cash payment of $3,000,000;

     - continuation of his life, disability, accident and health insurance benefits for three years after his employment terminates, unless he becomes eligible to receive similar benefits from another employer during the three year period;

     - medical benefits for life; and

     - except in the case of a voluntary retirement before February 1, 1999, the accelerated vesting of all non-vested stock options held on the date of termination and the early lapse of any remaining restrictions on previously awarded shares of restricted stock.

RALPH W. BABB JR. is a party to an employment agreement with Comerica. The agreement has a three-year term which expires on June 1, 1998. During the term of his employment agreement, Comerica pays Mr. Babb a minimum annual base salary of $300,000. Mr. Babb is also eligible for bonuses under Comerica's annual bonus program. The agreement also provides a supplemental pension for Mr. Babb and his wife if he remains with Comerica until June 1, 2000, or upon a change of control of Comerica, or if Comerica terminates Mr. Babb's employment without cause or if he resigns for good reason during the term of the agreement.

Upon entering into the employment agreement, Mr. Babb received a $100,000 signing bonus and an option to purchase 15,000 shares of Comerica's common stock. He also received 10,000 shares of restricted common stock. The restrictions on these shares cease if Mr. Babb remains employed with Comerica until June 1, 2000. Restrictions relating to these shares will also cease prior to that date if Mr. Babb dies or becomes permanently disabled, or upon a change of control of Comerica, or if Comerica terminates Mr. Babb's employment without cause or if he resigns for good reason.

Mr. Babb also is a party to a severance agreement with Comerica. The agreement continues through May 31, 1998 and provides that Mr. Babb is entitled to receive severance benefits if Comerica terminates his employment without cause or if he resigns for good reason during the term of the agreement after a change of control of Comerica. If Mr. Babb becomes entitled to receive severance benefits under the agreement, he can receive in addition to other benefits: (1) an amount equal to three times his annual base salary; (2) an amount equal to three times the highest annual bonus he received previously; and (3) continuation of certain benefits for three years. If any payment to Mr. Babb under the agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Babb will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed. If an event occurs that could trigger a similar payment under both the severance agreement and Mr. Babb's employment agreement, Mr. Babb will be entitled to a payment under only one of the agreements.

                          CHANGE OF CONTROL AGREEMENTS

Each of Messrs. Miller, Lewis and Talbott is a party to a change of control employment agreement with Comerica. These agreements become effective only in the event of a change of control as defined in the agreement.

The agreement is for an initial three-year period (the "Agreement Period") commencing on the date the named executive officer and Comerica sign the agreement and is extended automatically at the end of each year for an additional one year unless Comerica delivers written notice to such named executive officer, at least sixty days prior to the annual renewal date, that his agreement will not be extended. Comerica intends that the Agreement Period will always be three years.

If a change of control of Comerica occurs during the Agreement Period, the employment period begins and Comerica will continue the named executive officer's employment for a period of thirty months from the date of the change of control. During this employment period:

     - The named executive officer's position and duties will be at least commensurate with the most significant duties held by him during the 120-day period prior the date of a change of control.

     - Comerica will assign the named executive officer an office at the location where he was employed on the date the change of control occurred or an office less than 60 miles from such office.

     - Each named executive officer will receive a monthly base salary equal to or greater than the highest monthly base salary he earned from Comerica during the twelve-month period prior to the date of the change of control, and an annual cash bonus at least equal to the highest bonus he earned during any of the last three fiscal years prior to the date the change of control occurred. (Comerica will annualize the amount of the bonus earned by the named executive officer during any of these years if such named executive officer was not employed by Comerica for the entire three-year period.)

     - The named executive officer also will be eligible to receive annual salary increases and to participate in all of Comerica's executive compensation plans and employee benefit plans, including health, accident, disability and life insurance benefit plans, at least equal to the most favorable of those plans which were in effect at any time during the 120-day period preceding the effective date of his agreement.

If the named executive officer dies or becomes disabled during the employment period, he or his beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

The agreement also provides severance benefits to the named executive officer if Comerica terminates his employment for any reason other than cause or disability, or he resigns for good reason during the employment period. Good reason under the agreement includes termination of the agreement by the named executive officer for any reason during the 30-day period immediately following the first anniversary of the change of control. If the named executive officer becomes entitled to receive severance benefits under his agreement, he will receive in addition to other benefits:

     - any unpaid base salary through the date of termination;

     - a proportionate bonus based upon the highest annual bonus he earned during any of the last three fiscal years prior to the effective date of his agreement or during the most recently completed fiscal year;

     - an amount equal to three times his annual base salary;

     - an amount equal to three times the highest annual bonus he earned during any of the last three fiscal years prior to the effective date of his agreement or during the most recently completed fiscal year;

     - payment under Comerica's defined benefit pension plan and any excess benefit plan in which he participates, in an amount equal to the excess of: (a) the retirement benefits he would receive under the plans if he continued to receive service credit for three years after the date his employment was terminated, over (b) the retirement benefits he actually accrued under the plans;

     - continuation of health, accident, disability and life insurance benefits for three years after his employment terminates, unless he becomes eligible to receive comparable benefits during the three-year period; and

     - payment of any legal fees and expenses reasonably incurred by him to enforce his rights under the agreement.

If the Internal Revenue Service subjects any payment to the named executive officer under the change of control employment agreement to an excise tax under
Section 4999 of the Internal Revenue Code, such named executive officer will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax had not been imposed. However, this additional payment will not be made to such named executive officer unless the payment exceeds 110% of the payments that could have been made to him without the imposition of an excise tax.

The named executive officer will also receive any benefits he may have under any other agreement with, or benefit plan or arrangement of, Comerica.
                         ------------------------------

The following Compensation Committee Report and Performance Graph will not be incorporated by reference into any of Comerica's previous filings under the Securities Act of 1933, as amended, or the Exchange Act.

                         COMPENSATION COMMITTEE REPORT

Comerica establishes the annual compensation for Comerica's Chairman and Chief Executive Officer based on the recommendation of the Compensation Committee to the Board of Directors. The committee reviews and approves the annual compensation for Comerica's President, Vice Chairman, Executive Vice Presidents and other executive officers based on the recommendations of management. All the members of the committee are non-employee directors.

COMPENSATION PHILOSOPHY

Comerica designed its compensation program to attract, motivate, reward and retain superior executive talent. The program emphasizes performance-based compensation and encourages long-term strategic decision making.

The principal components of the executive compensation program are base salaries, annual and long-term management incentive awards and long-term stock incentive awards.

In determining appropriate levels of compensation for the Chairman and Chief Executive Officer, the President, the Vice Chairman, Executive Vice Presidents and other executive officers, the committee evaluates: (1) Comerica's performance in relation to established performance goals which are discussed below; (2) Comerica's performance in relation to the fifty largest bank holding companies in the United States (the "performance peer group"); and (3) compensation levels at a selected group of fourteen super-regional bank holding companies located primarily in the Midwest (the "compensation peer group").

The fifty largest bank holding companies included in the performance peer group are substantially the same institutions as those included in the Keefe-50 Bank Index used below in Comerica's performance graph, though there are some differences.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Comerica's Board of Directors relies on the Chairman and Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the Chairman and Chief Executive Officer's performance include development of the senior managers of Comerica and the leadership role he plays within the community.

Subject to the Board's approval of his annual compensation, the committee establishes Mr. Miller's base salary, management incentive award, stock option grants and, when appropriate, restricted stock awards in amounts commensurate with his performance and position, in accordance with Comerica's compensation philosophy described above and in accordance with the terms of Mr. Miller's employment agreement discussed in this Proxy Statement under the heading "Employment Contracts and Severance Agreements."

BASE SALARIES

In the fourth quarter of 1996, Comerica, with the assistance of an independent compensation consultant, conducted a review of the competitiveness of the executive compensation program. Based on this review, the Committee determined that Comerica's base salaries for the named executive officers, including the Chief Executive Officer, were at or above the median base salaries of the compensation peer group. The committee increased Mr. Miller's base salary by approximately four percent to reflect his contribution to the organization's success and to maintain his base salary at a level competitive with that of chief executive officers in the compensation peer group.

MANAGEMENT INCENTIVE PLAN

The committee members believe that return on equity is a key measure of corporate performance. Therefore, Comerica maintains a Management Incentive Plan for executive officers which provides for incentives that are driven by Comerica's return on equity in relation to the performance peer group and in relation to return on equity targets which are approved annually by the committee.

For 1997, the payment of incentive awards was based on Comerica achieving a minimum return on equity of fourteen percent. Maximum incentive awards become payable when Comerica achieves a return on equity of nineteen percent or greater. The Committee established these targets in the first quarter of 1997. Upon determination of Comerica's performance in relation to these targets, the committee established a pool of awards for distribution under the incentive plan. The distribution of individual awards to the Chairman and Chief Executive Officer and the other participants in the program is based on corporate performance, individual performance and individual levels of responsibility within Comerica. Mr. Miller's award under the plan also is subject to the terms of his employment agreement.

The 1997 management incentive awards for the Chairman and Chief Executive Officer and the other named executive officers were based on the 1997 return on equity of 20.82 percent which placed Comerica (ranked at number seven), in the top ten among the fifty largest bank holding companies included in the performance peer group. Comerica determined the reported return on equity by including an adjustment equal to twenty percent of the 1996 after-tax restructuring charge.

Mr. Miller's 1997 annual award under the Management Incentive Plan reflects Comerica's return on equity performance as well as Mr. Miller's contribution to that performance. Mr. Miller's 1997 annual cash compensation, which includes this award and his base salary, is approximately at the 75th percentile for the compensation peer group.

To reward consistent superior performance over a three-year period, the Management Incentive Plan provides for an additional award to be paid if Comerica's average return on equity for the most recent three-year period ranks among the top twenty in the performance peer group. Comerica pays fifty percent of the additional award in the form of non-transferable common stock and fifty percent in cash. A non-transferability restriction is attached to any stock grant which precludes the recipient from disposing of the stock prior to retirement or other termination of employment. The stock portion of the additional award serves to further align the interests of Comerica's senior officers with those of the shareholders.

Comerica's average return on equity for the three-year period from 1995 through 1997 ranked among the top ten of the fifty largest bank holding companies in the performance peer group. This is the second time since the inception of the plan that a long term incentive award was made to reward for this consistent superior performance. Mr. Miller's long term incentive payment was based on his level and contribution to this success.

STOCK-BASED AWARDS

Comerica's key officers and employees, including all of its named executive officers, are eligible to receive stock-based awards under Comerica's Long-Term Incentive Plan. The plan's objective is to align the interests of Comerica's key officers and employees with those of its shareholders.

Awards in 1997 consisted principally of stock option grants with exercise prices equal to the fair market value of Comerica's common stock on the grant date. Because executives receive value from stock option grants only in the event of stock price appreciation, the committee believes stock options are a strong incentive to improve long term financial performance and increase shareholder value. Individual grants in 1997 were based on corporate performance and on individual levels of responsibility and contributions to Comerica.

Comerica's independent compensation consultant reported that, since 1992, the size of Comerica's stock option grants for the named executive officers has been conservative when compared to those for Comerica's compensation peer group. It has been the goal of Comerica to provide stock-based awards at least equal to the median awards provided by banks of this peer group. It is also a goal of Comerica to encourage stock ownership for all levels of employees.

Grants of stock options to the Chairman and Chief Executive Officer and the other named executive officers are allocated from a pool of options which is created each year based on: (1) Comerica's overall performance and (2) a percentage of each officer's base salary. Each named executive officer's grant from the stock pool is based on the committee's assessment of his or her individual performance.

STOCK OWNERSHIP GUIDELINES

Effective January 1, 1995, Comerica implemented stock ownership guidelines which encourage senior officers to own a significant number of shares of Comerica's common stock. The stock ownership targets require Comerica's senior officers to own a number of shares with a value equal to the senior officer's annual salary times a certain multiple. Comerica encourages its senior officers to achieve the targeted stock ownership levels within five years of January 1, 1995 or of becoming a senior officer. The Chairman and Chief Executive Officer, President, Vice Chairman and every executive officer who has been an Executive Vice President for five years have met their respective stock ownership targets.

                            STOCK OWNERSHIP TARGETS

[CAPTION]

                                               MULTIPLE OF
                                                 ANNUAL          YEARS TO
                 LEVEL                           SALARY           ATTAIN
  Chairman and Chief Executive Officer          5.0 times        5 Years
               President                        3.5 times        5 Years
             Vice Chairman                      3.0 times        5 Years
        Executive Vice President                3.0 times        5 Years
         Senior Vice President                  2.0 times        5 Years
          First Vice President                  1.0 time         5 Years

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The committee's objective is to structure Comerica's executive compensation programs to maximize the deductibility of executive compensation under the Internal Revenue Code. However, the committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code. Currently all executive officer compensation is tax deductible.

THE COMPENSATION COMMITTEE

Wayne B. Lyon, Chairman
Max M. Fisher
Alfred A. Piergallini
Martin D. Walker

                               PERFORMANCE GRAPH

The performance shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG COMERICA INCORPORATED, KEEFE 50-BANK INDEX AND S&P 500 INDEX (ASSUMES $100 INVESTED ON 12/31/92 AND REINVESTMENT OF DIVIDENDS)

               MEASUREMENT PERIOD
             (FISCAL YEAR COVERED)                    COMERICA           KEEFE            S&P 500
1992                                                           100               100               100
1993                                                            86               106               110
1994                                                            83               100               112
1995                                                           141               160               153
1996                                                           191               227               189
1997                                                           338               332               252

                             INDEPENDENT ACCOUNTANT

Upon recommendation of the Audit and Legal Committee, the Board of Directors selected Ernst & Young LLP as independent accountant to audit Comerica's financial statements for 1998. Ernst & Young also audited Comerica's financial statements for 1997. Representatives of Ernst & Young will attend the Annual Meeting and you may ask questions of Ernst & Young if you wish.

                             SHAREHOLDER PROPOSALS

If you would like Comerica to consider a proposal for inclusion in Comerica's Proxy Statement for the 1999 Annual Meeting of Shareholders, you must ensure that Comerica receives the proposal no later than December 11, 1998. Proposals must comply with applicable laws and regulations and you must mail the proposal to Comerica by certified or registered mail to the Corporate Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, 33rd Floor, Detroit, Michigan 48226.

                         ANNUAL REPORT TO SHAREHOLDERS

Comerica mailed to you the 1997 Annual Report to Shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 1997. You should not regard the 1997 Annual Report as proxy soliciting material.

                                 OTHER MATTERS

The Board of Directors is not aware of any other matter to be presented at the Annual Meeting. The Board of Directors does not intend to submit any additional matters for a vote at the meeting and no shareholder has provided the required notice of the shareholder's intention to propose any matter at the meeting.

Under Comerica's bylaws, the Board of Directors may, without notice, properly submit additional matters for a vote at the meeting. If the Board of Directors does so, the shares represented by Proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

Under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica if they wish to nominate persons for election as directors or propose items of business at an annual meeting of Comerica's shareholders. In the case of an annual meeting of shareholders, the shareholder must deliver this notice not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. If, however, Comerica calls the annual meeting of shareholders for a date that is not within 30 days before or after this anniversary date, Comerica must receive the shareholder's notice not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. In the case of a special meeting of shareholders called for the purpose of electing directors, the shareholder's written notice must be delivered not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. Any shareholder may receive a copy of Comerica's bylaws specifying the advance notice requirements by making a written request to the undersigned Corporate Secretary of Comerica.

                                          By Order of the Board of Directors,

                                          GEORGE W. MADISON

                                          George W. Madison
                                          Executive Vice President,
                                          General Counsel and Corporate
                                          Secretary

April 10, 1998

                                                                      APPENDIX A

                                  AMENDMENT TO
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                             COMERICA INCORPORATED
                              (the "Corporation")

Paragraph FOURTH is hereby amended and restated to read as follows:

                                     FOURTH

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 335,000,000 shares which shall be divided into two classes as follows:

     (a) 10,000,000 shares of Preferred Stock without par value (Preferred Stock); and

     (b) 325,000,000 shares of Common Stock of the par value of $5.00 per share (Common Stock).

The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the above classes of stock shall be as follows:

PART I:  PREFERRED STOCK

(a) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine.

(b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restriction thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Restated Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

      (i) The designation of such series and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

      (ii) The dividend rate or rates on the shares of such series and the preference or relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what condition such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

     (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporations, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selection shares of such series for redemption if less than all shares are to be redeemed.

      (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

      (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

      (vi) Whether the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or of any other series of any class of capital stock of the Corporation, and, if so convertible or exchangeable, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

      (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar Provisions) shall be entitled to vote separately as a single class, for the election of one or more directors, or additional directors, of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

     (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

     (ix) Any other preferences, privileges and powers and relative, participating, option or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation.

(c) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Part I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

(d) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

PART II:  COMMON STOCK

(a) Except as otherwise required by law or by any amendment to this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote for each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders.

(b) Subject to the preferential dividend rights, if any, applicable to shares of Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for Preferred Stock, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

(c) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation of winding up of the Corporation for the purposes of this paragraph.

(d) Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the Corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options, warrants or rights at the time outstanding to purchase shares of Common Stock.

                       Location of Comerica Incorporated
                         Annual Meeting of Shareholders

                         RENAISSANCE CONFERENCE CENTER
                              TOWER 300, LEVEL L2

                                  COMERICA MAP

                           ADJACENT PARKING FACILITY

CENTER GARAGE

Use the Renaissance Drive entrance. Take the garage elevator to Level 5, then take the Bridge to the Renaissance Center. Follow the signs to Comerica's Annual Meeting.

Comerica has reserved a limited number of spaces in the Center Garage for use by its shareholders during the Annual Meeting. Shareholders who attend the Annual Meeting may use such spaces on a first come, first serve basis. Comerica will reimburse shareholders, who park at the Center Garage during the Annual Meeting, the cost of parking.

                                COMERICA LOGO
                            COMERICA INCORPORATED
                     1998 ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 15, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Mark W. Yonkman and Carol H. Rodriguez as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 23, 1998, at the annual meeting of shareholders to be held on May 15, 1998 and any adjournment of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

1. ELECTION OF DIRECTORS    [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to vote for
                               (except as marked to the contrary)      all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

              James F. Cordes        Eugene A. Miller      Martin D. Walker       Kenneth L. Way

2. APPROVE ADOPTION OF THE AMENDMENT TO COMERICA INCORPORATED CERTIFICATE OF INCORPORATION TO INCREASE
   THE NUMBER OF SHARES OF COMMON STOCK WHICH COMERICA IS AUTHORIZED TO ISSUE FROM 250,000,000 TO 325,000,000.

                 [ ] FOR              [ ] AGAINST           [ ] ABSTAIN

                            PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING



WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. Please give full title when signing as attorney, executor, administrator, trustee or guardian. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.


        COMERICA INCORPORATED                 Dated:
  ANNUAL MEETING OF SHAREHOLDERS                    --------------------, 1998
           MAY 15, 1998
             9:30 A.M.                        --------------------------------
                                                          Signature
    Renaissance Conference Center
 Level 2, Tower 300 of Renaissance Center     --------------------------------
        Detroit, Michigan                        Signature (if held jointly)

                                              PLEASE SIGN, DATE AND RETURN THIS
                                              PROXY PROMPTLY USING THE ENCLOSED
                                                         ENVELOPE

                                COMERICA LOGO
                            COMERICA INCORPORATED
                     1998 ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 15, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned appoints Mark W. Yonkman and Carol H. Rodriguez as Proxies, each with the power to appoint his or her substitute, and authorizes them to represent and vote, as designated below, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 23, 1998, at the annual meeting of shareholders to be held on May 15, 1998 and any adjournment of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

1. ELECTION OF DIRECTORS    [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to vote for
                               (except as marked to the contrary)      all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

              James F. Cordes        Eugene A. Miller      Martin D. Walker       Kenneth L. Way

2. APPROVE ADOPTION OF THE AMENDMENT TO COMERICA INCORPORATED CERTIFICATE OF INCORPORATION TO INCREASE
   THE NUMBER OF SHARES OF COMMON STOCK WHICH COMERICA IS AUTHORIZED TO ISSUE FROM 250,000,000 TO 325,000,000.

                 [ ] FOR              [ ] AGAINST           [ ] ABSTAIN

                            PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING



                                      OR

        SEE THE INSTRUCTIONS ON THE REVERSE SIDE TO VOTE BY TELEPHONE

                              VOTE BY TELEPHONE                 Company #
                         QUICK *** EASY *** IMMEDIATE           Control #
                 CALL TOLL FREE *** ON A TOUCH TONE TELEPHONE
                           1-800-240-6326 - ANYTIME
--------------------------------------------------------------------------------
Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.  The deadline for telephone voting is noon (Eastern Daylight Savings Time), May 13, 1998
1. Using a touch-tone telephone, dial 1-800-240-6326. You may dial this toll free number at your convenience 7 days/week, 24 hrs/day.
2. When prompted, enter the 3 digit Company Number located in the box on the upper right hand corner of the proxy card.
3. When prompted, enter our 7 digit numeric Control Number that follows the company number.
OPTION #1:  To grant a proxy to vote as the COMERICA INCORPORATED Board of
            Directors recommends on ALL proposals:  Press 1
            When asked, please confirm your vote by pressing 1 - THANK YOU
            FOR VOTING
OPTION #2:  If you choose to grant a proxy to vote on each proposal separately,
            Press 0.  You will hear these instructions:
            Proposal 1:  To grant a proxy to vote FOR ALL nominees, press 1;
                         To WITHHOLD FOR ALL nominees, press 9;
                         To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.
            Proposal 2:  To grant a proxy to vote FOR, press 1; AGAINST, press
                         9; ABSTAIN, press 0.
The instructions are the same for all remaining proposals.


When asked, please confirm your vote by pressing 1 - THANK YOU FOR AUTHORIZING
                      PROXY HOLDERS TO VOTE YOUR SHARES
                      USING THESE TELEPHONE PROCEDURES.
              IF YOU VOTE BY TELEPHONE, DO NOT MAIL YOUR PROXY.
                              PLEASE DETACH HERE




WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. Please give full title when signing as attorney, executor, administrator, trustee or guardian. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.


        COMERICA INCORPORATED                 Dated:
  ANNUAL MEETING OF SHAREHOLDERS                    --------------------, 1998
           MAY 15, 1998
             9:30 A.M.                        --------------------------------
                                                          Signature
    Renaissance Conference Center
 Level 2, Tower 300 of Renaissance Center     --------------------------------
        Detroit, Michigan                        Signature (if held jointly)

                                              PLEASE SIGN, DATE AND RETURN THIS
                                              PROXY PROMPTLY USING THE ENCLOSED
                                                         ENVELOPE
                                                            OR
                                              SEE THE INSTRUCTIONS ABOVE TO
                                              VOTE BY TELEPHONE